Conformed Copy With Exhibits
As filed with the Securities and Exchange Commission on July 16, 2004
                                                     Registration No. 333-101494
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                             DYCOM INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)


           Florida                                              59-1277135
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                          4440 PGA Boulevard, Suite 500
                        Palm Beach Gardens, Florida 33410
                    (Address of Principal Executive Offices)

                             DYCOM INDUSTRIES, INC.
                          2003 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                                 RICHARD L. DUNN
                 Senior Vice President & Chief Financial Officer
                             Dycom Industries, Inc.
                          4440 PGA Boulevard, Suite 500
                        Palm Beach Gardens, Florida 33410
                     (Name and address of agent for service)

                                 (561) 627-7171
          (Telephone number, including area code, of agent for service)

                                   ----------


                                        CALCULATION OF REGISTRATION FEE

====================================================================================================================

        Title of                Amount            Proposed Maximum         Proposed Maximum          Amount of
    Securities to be             to be           Offering Price Per           Aggregate            Registration
       Registered             Registered               Share                Offering Price              Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock                   2,435,944               $25.92             $63,139,668.48 (1)         $7,999.80
par value $0.33 1/3 per
share
                          ------------------------------------------------------------------------------------------
                                223,000                $25.50               $5,686,340 (2)            $720.50
====================================================================================================================


(1) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share is based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange consolidated reporting system on July 14, 2004, and is estimated solely for the purpose of calculating the registration fee.

(2) Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share is based on the average weighted offering price of (i) 88,000 shares of Common Stock subject to outstanding but unexercised options granted under the Dycom Industries, Inc. 2003 Long-Term Incentive Plan (the "2003 Plan") on November 25, 2003, (ii) 5,000 shares of restricted Common Stock granted under the 2003 Plan on November 25, 2003, (iii) 30,000 shares of Common Stock subject to outstanding but unexercised options granted under the 2003 Plan on December 3, 2003, and (iv) 100,000 shares of restricted Common Stock granted under the 2003 Plan on January 2, 2004, and is estimated solely for the purpose of calculating the registration fee.

                                Explanatory Note

Dycom Industries, Inc., a Florida corporation (the "Registrant"), hereby files this Registration Statement on Form S-8 (this "Registration Statement") relating to up to (i) 2,000,000 shares of Common Stock authorized for issuance under the 2003 Plan, (ii) 158,944 shares of Common Stock previously authorized but not granted pursuant to awards under the 1998 Dycom Industries, Inc. Incentive Stock Option Plan (the "Prior Plan") as of November 25, 2003 (the date the 2003 Plan was approved), and (iii) 500,000 shares of Common Stock corresponding to awards that were granted under the Prior Plan as of November 25, 2003 but are forfeited and cancelled under the terms of the Prior Plan after November 25, 2003.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*


















--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents which have been filed or will be filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated as of their respective dates in this Registration Statement by reference and shall be deemed to be a part hereof:

                  (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended July 26, 2003 (filed October 2,
                           2003);

                  (b) the Registrant's Quarterly Reports on Form 10-Q (i) for the quarter ended October 25, 2003 (filed December 5, 2003), (ii) for the quarter ended January 24, 2004 (filed March 9, 2004) and (iii) for the quarter ended April 24, 2004 (filed June 8, 2004);

                  (c) the Registrant's Current Reports on Form 8-K (i) dated and filed August 25, 2003, (ii) dated August 26, 2003 (filed August 28, 2003), (iii) dated November 5, 2003 (filed November 6, 2003), (iv) dated and filed November 17, 2003, (v) dated November 24, 2003 (filed December 2, 2003), (vi) dated and filed November 25, 2003, (vii) dated November 25, 2003 (filed December 10, 2003), (viii) dated December 3, 2003 (filed December 4, 2003), (ix) dated December 8, 2003 (filed December 9, 2003, Forms 8-K/A filed February 9, 2004 and February 17, 2004), (x) dated December 9, 2003 (filed December 12, 2003), (xi) dated February 23, 2004 (filed February 27, 2004), and (xii) dated May 28, 2004 (filed June 1, 2004); and

                  (d) the description of the common stock, par value $0.331/3 per share under the heading "Description of Dycom Capital Stock," contained in the Registrant's Amended Registration Statement on Form S-4 dated and filed February 12, 2002.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Florida Business Corporation Act ("FBCA"). Section 607.0850(1) of the FBCA provides that a Florida corporation, such as the Registrant, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  Section 607.850 of the FBCA further provides that: (i) to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided pursuant to
Section 607.0850 is not exclusive; and (iii) the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.

                  Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

                  Section 607.0831 of the FBCA provides that a director of a Florida corporation, such as the Registrant, is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his or her duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

                  By-laws. The Registrant's by-laws provide that, except as prohibited under Florida law, it shall indemnify any person who was or is made a party to any proceeding by reason of the fact that he or she was or is a director or officer of the corporation, or a director or officer of the corporation serving as a trustee or fiduciary of an employee benefit plan of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof. The Registrant maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as directors and officers.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits

                  The Exhibits listed on the accompanying Exhibit Index are filed as part hereof, or incorporated by reference into, this Registration Statement (See Exhibit Index below).

Item 9.           Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 24, 2004.


                                             DYCOM INDUSTRIES, INC.

                                             By: /s/  Steven E. Nielsen
                                                 -------------------------------
                                                  Name:  Steven E. Nielsen
                                                  Title: President and
                                                         Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven E. Nielsen as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign and file (1) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith and (2) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature                        Title                             Date


/s/ Steven E. Nielsen            Principal Executive Officer       May 24, 2004
------------------------------   and Director
Steven E. Nielsen


/s/ Richard L. Dunn              Principal Financial and           May 24, 2004
------------------------------   Accounting Officer
Richard L. Dunn


/s/ Charles M. Brennan, III      Director                          May 24, 2004
------------------------------
Charles M. Brennan, III


/s/ Stephen C. Coley             Director                          May 24, 2004
------------------------------
Stephen C. Coley


/s/ Kristina M. Johnson          Director                          May 24, 2004
------------------------------
Kristina M. Johnson


/s/ Joseph M. Schell             Director                          May 24, 2004
------------------------------
Joseph M. Schell


/s/ Tony G. Werner               Director                          May 24, 2004
------------------------------
Tony G. Werner

                                  Exhibit Index

Exhibit No.       Description of Document

4.1 Restated Articles of Incorporation (incorporated by reference to Exhibit 3 of the Registrant's Form 10-Q filed with the Commission on June 11, 2002, File No. 001-10613).

4.2 Amended By-laws of the Registrant (incorporated by reference to Exhibit 3(ii) of the Registrant's Registration Statement on Form S-4 filed with the Commission on January 23, 2002, File No. 333-81268).

4.3 Description of the Registrant's Capital Stock (incorporated by reference to the Registrant's Amended Registration Statement on Form S-4 filed with the Commission on February 12, 2002, File No. 333-81268).

4.4 Shareholder Rights Agreement, dated April 4, 2001, between the Registrant and the Rights Agent which includes the Form of Rights Certificate, as Exhibit A, the Summary of Rights to Purchase Preferred Stock, as Exhibit B, and the Form of Articles of Amendment to the Articles of Incorporation for Series A Preferred Stock, as Exhibit C (incorporated by reference to Exhibit 1 of the Registrant's Form 8-A, filed with the Commission on April 6, 2001, File No. 001-10613).

4.5 2003 Long-Term Incentive Plan (incorporated herein by reference to Exhibit A to the Registrant's Proxy Statement (No. 001-10613), filed with the Commission on October 30,
                  2003).

5* Opinion and consent of Akerman Senterfitt as to the legality of the securities registered hereby.

23.1*             Consent of Deloitte & Touche LLP.

23.2              Consent of Akerman Senterfitt (included in Exhibit 5).

24 Power of Attorney (included on the signature pages to this Registration Statement).

*  Filed herewith.